Exhibit (11) under N-1A
                                                Exhibit 23 under 601/Reg SK


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions `Financial Highlights'' and ``Independent Auditors'' and to the use of our report dated December 16, 1996, in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A
No. 2-91090) and the related Annual Reports and Prospectuses of Federated Equity Funds (comprising respectively, Federated Growth Strategies Fund, Federated Small Cap Strategies Fund, and Federated Capital Appreciation
Fund) dated December 31, 1996.



By: ERNST & YOUNG LLP
       Ernst & Young LLP

Pittsburgh, Pennsylvania
December 23, 1996